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                                                                   Exhibit 5.1

                        [LETTERHEAD OF NIXON PEABODY LLP]

                                  May 19, 2003


Bruker Daltonics Inc.
40 Manning Park
Billerica, Massachusetts 01821

     RE:  Registration Statement of Form S-4; Registration No. 333-104885

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4, as amended, Registration No. 333-104885 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 35,481,259 shares of your common stock, $0.01 par value ("Common Stock"), which may be issued in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger, dated as of April 4, 2003 (the "Merger Agreement"), by and between Bruker Daltonics Inc., a Delaware corporation, and Bruker AXS Inc., a Delaware corporation ("BAXS").

         As your counsel in connection with the preparation and filing of the Registration Statement, we have examined (i) the proceedings taken by you in connection with entering into the Merger Agreement, (ii) the proceedings taken by you in connection with the authorization of the issuance of shares of the Common Stock to be issued in connection with the Merger (the "Shares"), and (iii) originals or copies, certified or otherwise identified to our satisfaction as such, of such corporate records, certificates of public officials and other documents as we have deemed necessary to render this opinion.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the Shares, when issued in exchange for shares of BAXS in accordance with the Merger Agreement and in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock.

         We express no opinion as to matters governed by any laws other than the laws of the State of Delaware which are in effect as of the date hereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under "Legal Matters."


                                            Very truly yours,

                                            /s/ NIXON PEABODY LLP